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CALIFORNIA
  POWER EXCHANGE

    Federal Express


   January 30, 2002


   Perot Systems Corporation
   Attn: President
   1204 Park Central Drive
   Dallas, Texas 75251


          Re: Master Service Agreement between Perot Systems Corporation and the
              California Power Exchange Corporation


   Dear Sir or Madam:


   This letter constitutes written-notice by the California Power-Exchange Corporation to continue Task Order No. 003 of the above-referenced Agreement through March 31, 2002. A copy of Task Order No. 003 is enclosed for your reference. I may be reached at 626.685-9857 if you have any questions on this matter.



   Sincerely,


   Susan D. Rossi
   Managing Director - Legal & Regulatory AffairE



   With copy and enclosure by federal express to:

      /-Perot Systems Corporation
          Attn: General Counsel
          1204 Park Central Drive
          Dallas, Texas 75251

   With copy and enclosure by hand delivery to:

     Alan M. Rodgers, Perot Systems Corporation
     200 S. Los Robles Avenue, 4th floor
     Pasadena, CA 91101


   200 S. Los Robles Ave, Suite 400. Pasadena, California 91101-2482 tel 626
   537.3100 fax 626 537 3191 wwwcalpx con